AMENDMENT NO. 1 TO
2016 EMPLOYEE STOCK PURCHASE PLAN
OF IVERIC BIO, INC.
The 2016 Employee Stock Purchase Plan (the “Plan”) of IVERIC bio, Inc. (the “Company”) is hereby amended as follows (all capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Plan):
1.Section 3 of the Plan be and hereby is deleted in its entirety and the following is inserted in lieu thereof:

3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each March 16, June 16, September 16 and December 16, or the first business day thereafter (such dates, the “Offering Commencement Dates”). Each Offering Commencement Date will begin a three (3) month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of not more than twelve (12) months for Offerings and/or choose a different commencement date for Offerings under the Plan.
2.Except as set forth above, the Plan shall remain in full force and effect.
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Approved by the Board of Directors on December 1, 2022.